Exhibit 5.1


                                      March 29, 1999


 AMCORE Financial, Inc.
 501 Seventh Street
 Rockford, Illinois  61104

           Re: AMCORE Financial, Inc.--Registration Statement under the Securities Act of 1933 on Form S-8

 Ladies and Gentlemen:

           We have acted as counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed by the Company on March 30, 1999 with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 250,000 shares (the "Shares") of the common stock of the Company, par value $.22 per share, including the associated Common Stock Purchase Rights of the Company (the "Rights"), to be issued pursuant to a Rights Agreement, dated as of February 21, 1996, between the Company and Firstar Trust Company, as Rights Agent (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

           This opinion is delivered in accordance with the requirements of
 Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (1) the Registration Statement; (2) the AMCORE Stock Option Advantage Plan (the "Plan"), pursuant to which the Shares, including the associated Rights, are to be issued upon exercise of options granted under the Plan; (3) the Articles of Incorporation of the Company, as amended to date and as certified by the Nevada Secretary of State; (4) the Bylaws of the Company as of the date hereof; (5) the form of certificate representing the Shares; (6) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the issuance of the Shares thereunder; and (7) the Rights Agreement.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies and the originals of such copies. We have assumed that all documents submitted to us unsigned have been properly executed by the proper parties and delivered in a timely manner. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

           Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any other jurisdiction, except the State of Nevada to the extent specifically referred to herein. As to all matters governed by the laws of the State of Nevada, we have relied upon the opinion delivered to us by the Nevada law firm of Marshall, Hill, Cassas & de Lipkau, dated March 26, 1999.

           Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming
 (i) the valid issuance of options pursuant to the Plan, (ii) the conformity of the certificates representing the Shares to the form thereof examined by us and (iii) the due execution and countersignature of such certificates, it is our opinion that, upon the issuance and sale of the Shares upon the due exercise of the options granted pursuant to the Plan, and receipt by the Company of the exercise price of such options, in the manner contemplated by the Plan and the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan, including, without limitation, the receipt of shareholder approval of the Plan, the Shares will be validly issued, fully paid and nonassessable.

           This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                               Very truly yours,



                               Skadden, Arps, Slate, Meagher & Flom (Illinois)